                                                                    EXHIBIT 99.1
                                                                    ------------

                   AGREEMENT RELATING TO 1996 ANNUAL MEETING

  This Agreement Relating to 1996 Annual Meeting (this "AGREEMENT") is made as of May 19, 1996 by and among PS Group, Inc., a Delaware corporation ("GROUP"), PS Group Holdings, Inc., a Delaware corporation ("HOLDINGS"), and Joseph S. Pirinea ("JP").

  WHEREAS, a stockholder of Group has nominated JP (the "JP NOMINATION") for election as a member of the Board of Directors of Group (the "GROUP BOARD") at the 1996 Annual Meeting of Stockholders of Group to be held on May 28, 1996 (the "1996 ANNUAL MEETING") in opposition to the current members of the Company Board who have been nominated for election to the same class of directors at the 1996 Annual Meeting (the "BOARD NOMINEES");

  WHEREAS, JP has submitted a stockholder proposal at the 1996 Annual Meeting (the "JP PROPOSAL"); and

  WHEREAS, JP has announced his opposition to the proposed holding company reorganization (the "REORGANIZATION"), provided for in the Restated Agreement and Plan of Reorganization dated as of January 31, 1996, as amended (the "REORGANIZATION AGREEMENT"), by and among the Company, Holdings and PSG Merger Subsidiary, Inc., which is to be submitted for adoption at the 1996 Annual Meeting;

  NOW, THEREFORE, in consideration of the mutual promises of the parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement (the "PARTIES") hereby agree as follows:

  1 Provisions Relating to the JP Nomination and Related Matters

   1.1 JP hereby withdraws the JP Nomination and agrees that Group is not required to submit it for a vote at the 1996 Annual Meeting.

   1.2 Group hereby represents and warrants to JP that the Group Board has adopted a resolution to increase its size from five to six effective at the organizational meeting of the Group Board to be held immediately following the conclusion of the 1996 Annual Meeting (the "1996 ORGANIZATIONAL MEETING") and that both the Group Board as a whole, and J. P. Guerin as the sole director in the class whose terms of office will expire at the 1997 Annual Meeting of Stockholders of Group, have adopted resolutions pursuant to which JP will be appointed to the vacancy so created at the 1996 Organizational Meeting.

   1.3 Holdings hereby represents and warrants to JP that the Board of Directors of Holdings (the "HOLDINGS BOARD") has adopted a resolution to the effect that, if the Reorganization is consummated, the size of the Holdings Board will be increased from five to six and JP will be appointed as a member of the class of directors of Holdings whose terms of office will expire at the 1997 Annual Meeting of Stockholders of Holdings.

   1.4 As a member of the Group Board or the Holdings Board, as applicable (the "APPLICABLE BOARD"), JP will be entitled to the same rights (including indemnification rights) as are provided to all other directors of Group or Holdings, as applicable (the "APPLICABLE COMPANY"), in respect of their service as such under Delaware law, the certificate of incorporation and bylaws of the Applicable Company, any indemnification agreements in effect with the other directors of the Applicable Company and any policies or resolution of the Applicable Board regarding director compensation and reimbursement of expenses.

   1.5 Nothing in this Agreement is intended to limit the discretion of the Applicable Board to expand its respective size by creating vacancies and appointing directors to fill them. Prior to any such expansion that is to be effective before JP becomes a director of either Applicable Board under this Agreement, JP shall be given reasonable notice of the Applicable Company's intention to effect such expansion.

   1.6 Group and Holdings each represents and warrants to JP, with respect to the Applicable Board, that the Applicable Board will continue to hold regular meetings no less frequently than quarterly and that its Executive Committee will not exercise its powers to bind the Applicable Company with respect to any material decision unless, in the reasonable good faith judgment of such Executive Committee, the interests of the Applicable Company or its stockholders would be materially jeopardized by deferring the matter pending a decision of the full Applicable Board.

  2 Provisions Relating to the JP Proposal and Related Matters

   2.1 JP hereby withdraws the JP Proposal.

   2.2 Group represents and warrants that the Group Board has adopted a resolution to the effect that, unless the Reorganization is consummated within 30 days of the 1996 Organizational Meeting, a Strategic Planning Committee of the Group Board will be formed and JP will be a member of it, together with two other directors (who will be Charles E. Rickershauser, Jr., if he is re-elected to the Group Board at the 1996 Annual Meeting, and J. P. Guerin).

   2.3 Holdings represents and warrants to JP that the Holdings Board has adopted a resolution to the effect that, if JP becomes a member of the Holdings Board as provided in Section 1.3 and the Reorganization is consummated, then the provisions of Section 2.2 shall apply as if references therein to a Strategic Planning Committee of the Company Board were references to a Strategic Planning Committee of the Holdings Board.

   2.4 The charter of the Strategic Planning Committee referred to in Sections
2.2 and 2.3 shall be to explore alternatives for enhancing stockholder value, including, without limitation, alternatives that would enable the Applicable Company to make prudent distributions to its stockholders in the future. Such Strategic Planning Committee shall be directed to continue to work with the specialized investment banking firm that has been assisting Group in evaluating the feasibility of a sale of some or all of its aircraft and to consider, in the good faith exercise of its business judgment, whether its work in evaluating all of the Applicable Company's businesses would be enhanced by retaining additional investment banking assistance. Such Strategic Planning Committee shall be a deliberative, not a decision-making, body and it shall be directed to make periodic reports to the Applicable Board and submit any recommendations for Applicable Board review and appropriate action.

  3 Provisions Relating to the Reorganization

   3.1 Group and Holdings hereby agree that, prior to the consummation of the Reorganization and following the filing with the Secretary of State of Delaware of the Restated Certificate of Incorporation of Holdings pursuant to Section
1.6 of the Reorganization Agreement, all necessary action will have been taken by the Holdings Board and by Group as the sole stockholder of Holdings to approve an amendment to such Restated Certificate of Incorporation providing for the changes set forth in Annex A hereto (the "POST-CLOSING CERTIFICATE AMENDMENTS") and Holdings covenants that, promptly following the consummation of the Reorganization, a further Restated Certificate of Incorporation of Holdings reflecting only the Post-Closing Certificate Amendments shall be filed in accordance with Delaware law.

   3.2 Holdings shall cause the legend affixed to certificates representing shares of its Common Stock issued pursuant to, and following the consummation of, the Reorganization to read in its entirety in the amended form set forth as Annex B hereto.

  4 Provisions Relating to the 1996 Annual Meeting and Related Matters

   4.1 JP shall provide to Group and Holdings such information as they may reasonably request for inclusion in supplemental materials to be disseminated in connection with the 1996 Annual Meeting under the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and the regulations promulgated each of those statutes (collectively, the "SECURITIES ACTS") in order to comply with the disclosure requirements of the Securities Acts regarding the respective agreements of Group and Holdings in Section 2 with respect to the appointment of JP to the Applicable Board. JP represents and warrants to Holdings and Group that such information shall not contain any material misstatement or omission.

   4.2 All press releases, other formal public statements, and filings with the Securities and Exchange Commission (the "SEC") to be made either by the Companies or JP from the date hereof until the conclusion of the 1996 Annual Meeting, shall, to the extent that they refer to this Agreement, the Disputed Matters or the respective positions of the Companies or JP with respect thereto, be subject to the approval of all Parties (not to be unreasonably withheld or delayed); provided, however, that if either of the Companies determines, with the advice of its counsel, that under the requirements of the Securities Acts, other applicable federal or state law or the requirements of any national securities exchange, it is required to issue a press release or other formal public statement or make a filing with the SEC that contains material covered by the preceding sentence and time will not permit submission thereof for JP's approval, it may nevertheless take the action it determines to be required. The Parties acknowledge that documents provided to one another for review under this Section 4.2 may contain non-public confidential information which shall not be used for any purpose other than fulfillment of the provision of this Section 4.2.

   4.3 JP shall vote, or cause to be voted, at the 1996 Annual Meeting all shares of the Common Stock of Group over which he exercises sole or shared voting power in favor of the adoption of the Reorganization Agreement and in favor of the election to the Company Board of both Board Nominees. JP represents and warrants that he has sole or shared voting power over approximately 1.00% of the outstanding shares of Common Stock of Group.

   4.4 JP shall, to the fullest extent consistent with the Securities Acts, make such solicitations of proxies as he determines appropriate and useful in favor of the adoption of the Reorganization Agreement and the election of the Board Nominees.

   4.5 As soon as practicable following the execution of this Agreement, Group shall issue a press release in the form of Annex C hereto and file with the SEC a Current Report on Form 8-K containing only the text set forth in Annex D hereto and the exhibits referred to therein. JP agrees to such issuance and filing pursuant to Section 4.2.

  5 Certain Representations and Warranties

   5.1 Group and Holdings each hereby represents and warrants to JP that: (a) its respective execution, delivery and performance of this Agreement has been approved by the Applicable Board and does not violate its respective certificate of incorporation, bylaws or any agreement to which it is a party; and (b) this Agreement constitutes its respective binding and enforceable agreement.

   5.2 JP hereby represents to Group and Holdings that: (a) the execution, delivery and performance of this Agreement does not violate any agreement to which he is a party; (b) this Agreement constitutes his binding and enforceable agreement; and (c) he has consulted with counsel of his choice in connection with his decision to enter into and be bound by this Agreement.

  6 General Provisions

   6.1 This Agreement constitutes the entire agreement of the Parties and supersedes any and all prior agreements or understandings (whether written or oral and whether or not entered into with intent to be legally bound) between or among any of them with respect to the subject matter hereof.

   6.2 This Agreement is made for the benefit exclusively of the Parties and is not intended to confer any rights or impose any obligations on any other person or entity.

   6.3 This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware without regard to the conflict-of-law principles of such State.

   6.4 Exclusive Jurisdiction to resolve any dispute arising under or in connection with this Agreement is hereby conferred on the Chancery Court of the State of Delaware or, if the dispute involves issues of federal law or which such Chancery Court lacks or declines jurisdiction, on the U.S. federal district court located in the State of Delaware. The Parties hereby submit to the exclusive jurisdiction of said Courts.

   6.5 This Agreement shall be binding upon, and enure to the benefit of, the respective legal successors of the Parties; provided, however, that the provisions of this Agreement relating to the nomination of, election to and membership of the Applicable Board and the Strategic Planning Committee thereof by JP are for the exclusive and personal benefit of JP.

   6.6 This Agreement may be executed in counterparts, each of which shall constitute an original but all of which shall together constitute a single instrument.

   6.7 Promptly following the date of this Agreement, Group shall pay JP the amount of $10,000 in respect of reimbursement of his actual out-of-pocket expenses in connection with the JP Nomination, the JP Proposal and this Agreement.

                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

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

  IN WITNESS WHEREOF, this Agreement has been executed by each of the Parties as of the date first above written.

PS GROUP, INC.                            JOSEPH S. PIRINEA

By: /s/ Charles E. Rickershauser, Jr.     /s/ Joseph S. Pirinea
    ---------------------------------
Charles E. Rickershauser, Jr.
Chairman and
Chief Executive Officer

PS GROUP HOLDINGS, INC.

By: /s/ Charles E. Rickershauser, Jr.
    ---------------------------------
Charles E. Rickershauser, Jr.
Chairman and
Chief Executive Officer

                                    ANNEX A
                                    -------

        AMENDMENTS TO BE MADE TO RESTATED CERTIFICATE OF INCORPORATION
              OF HOLDINGS PROMPTLY FOLLOWING THE EFFECTIVE TIME*



- --------
* An amendment to add language is indicated by an underscore of the added words. An amendment to delete language is indicated by a strike-through of the deleted words.

NOTE TO EDGAR VERSION: Deleted language is indicated by brackets, not strike-throughs.

                                   ARTICLE X

  The provisions set forth in this Article X and in Articles V, VI, VIII[,] and
                                                                            ---
IX [and XI] herein may not be repealed or amended in any respect, and no article imposing cumulative voting in the election of directors may be added, unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of Common Stock of this corporation, subject to the provisions of any series of Preferred Stock which may at the time be outstanding; provided, however, that if there is a related person (as defined in Article IX), such 66 2/3% vote must include the affirmative vote of at least 50% of the outstanding shares of Common Stock held by stockholders other than the related person.[; and provided further that, notwithstanding this Article X, Article XI hereof may be amended or modified by the Board of Directors as provided in Article XI.]

                                  ARTICLE XI

  (A) TRANSFER RESTRICTIONS. In order to preserve the net operating loss carryforwards (including any "net unrealized built-in loss," as defined under applicable law), capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and other tax benefits (collectively, the "Tax Benefits") to which the corporation or any member of the corporation's "affiliated group" as that term is used in Section 1504 of the Internal Revenue Code of 1986, as amended from time to time, or any successor statute (collectively, the "Code"), is or becomes entitled prior to the Expiration Date (as hereinafter defined) pursuant to the Code and the Treasury Regulations promulgated thereunder, as amended from time to time ("Treasury Regulations") or any applicable state statute, the following restrictions shall apply until the earlier of (w) immediately following the
                                              -----------------------------
conclusion of the corporation's annual meeting of stockholders for the year
- ---------------------------------------------------------------------------
2000, unless the Expiration Date is extended as set forth in paragraph (H) of
- -----------------------------------------------------------------------------
this Article XI, (x) the day after the fifteenth (15th) anniversary of the
- ----------------
effective time of the merger of PSG Merger Subsidiary, Inc. with and into PS Group, Inc. (the "Merger"), (y) the repeal of Section 382 of the Code if the Board of Directors determines that the restrictions in this Article XI are no longer necessary for the preservation of the Tax Benefits, and (z) the beginning of a taxable year of the corporation to which the Board of Directors determines that no Tax Benefits may be carried forward, unless the Board of Directors shall fix an earlier or (subject to paragraph (H) of this Article
                                  -----------------------------------------
XI) later date in accordance with Section (E) of this Article XI. (The date on
- ---
which the restrictions of this Article XI expire hereunder is sometimes referred to herein as the "Expiration Date.")

    (1) Definitions. For purposes of this Article XI:

      (a) "Option" shall have the meaning set forth in Treasury Regulation
    Section 1.382-4;

      (b) a "Permitted Transferee" shall mean any Person if, and only for so long as, all of the Stock owned (directly or indirectly) by such Person was Transferred to such Person by a Preexisting 5-Percent Shareholder in a Transfer with respect to which the consent of the Board of Directors was obtained pursuant to the penultimate sentence of subparagraph (A)(3).

      (c) a "Person" shall mean any individual, corporation, estate, trust, association, company, partnership, joint venture, or similar organization (including the corporation), or any other entity described in Treasury Regulation Section 1.382-3(a)(1)(i);

      (d) a "Preexisting 5-Percent Shareholder" shall mean (i) Berkshire Hathaway Inc. or any direct or indirect majority-owned subsidiary of Berkshire Hathaway Inc.; (ii) J.P. Guerin, Fabienne M.

    Guerin, the John Patrick Guerin Trust, the Guerin Family Trust and the
    J. Patrick Guerin III Trust; (iii) ESL Partners, L.P.; (iv) Donaldson, Lufkin & Jenrette Securities Corporation, The Equitable Companies Incorporated, AXA, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, Uni Europe Assurance Mutuelle, or any direct or indirect majority-owned subidiary of the foregoing; (v) any other Person who establishes, on or before April 30, 1996, to the satisfaction of the Board of Directors of the corporation that such Person was a "5-percent shareholder" of PS Group, Inc. within the meaning of Treasury Regulation Section 1.382-2T(g)(1)(i) or a "first tier entity" of PS Group, Inc. within the meaning of Treasury Regulation Section 1.382-2T(f)(9) on February 8, 1996; and (vi) any "5-percent owner" or "higher tier entity" (within the meaning of Treasury Regulation Section 1.382-2T(f)(10) and 1.382-2T(f)(14), respectively) of any Person described in clauses (i) through (v) above;

      (e) a "Prohibited Ownership Percentage" shall mean any Stock ownership that would cause a Person or Public Group to be a "5-percent shareholder" of the corporation within the meaning of Treasury Regulation Section 1.382-2T(g)(1)(i) or (ii); for this purpose, whether a Person or Public Group would be a "5 percent shareholder" shall be determined (i) without giving effect to the following provisions:
    Treasury Regulation Sections 1.382-2T(g)(2), 1.382-2T(g)(3), 1.382-
    2T(h)(2)(iii) and 1.382-2T(h)(6)(iii), (ii) by treating every Person or Public Group which owns Stock, whether directly or by attribution, as directly owning such Stock notwithstanding any further attribution of such Stock to other Persons and notwithstanding Treasury Regulation
    Section 1.382-2T(h)(2)(i)(A), (iii) by substituting the term "Person" in place of "individual" in Treasury Regulation Section 1.382-2T(g)(1),
    (iv) by taking into account ownership of Stock at any time during the "testing period" as defined in Treasury Regulation Section 1.382-2T(d)(1), and (v) by treating each day during the testing period as if it were a "testing date" as defined in Treasury Regulation Section 1.382-2T(a)(4)(i); in addition, for the purpose of determining whether any Person or Public Group has a Prohibited Ownership Percentage as of any date, the definition of Stock set forth in part (e) of this subparagraph (A)(1) shall be applied in lieu of the definition in Treasury Regulation Section 1.382-2T(f)(18), except that any Option shall be treated as Stock only to the extent treating it as Stock would cause an increase in ownership of Stock by such Person and such Option would be deemed exercised pursuant to Treasury Regulations effect for time to time (disregarding whether treating such Option as exercised would cause an ownership change);

      (f) a "Public Group" shall have the meaning contained in Treasury Regulation Section 1.382-2T(f)(13), excluding any "direct public group" with respect to the corporation, as that term is used in Treasury Regulation Section 1.382-2T(j)(2)(ii);

      (g) "Stock" refers to all classes of stock of the corporation, all Options to acquire stock of the corporation and all other interests that would be treated as stock in the corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18)(iii), other than (i) stock described in Section 1504(a)(4) of the Code and (ii) stock that would be described in such Section 1504(a)(4) but is not so described solely because it is entitled to vote as a result of dividend arrearages;

      (h) "Transfer" shall mean any conveyance, by any means, of legal or beneficial ownership (direct or indirect) of shares of Stock, whether such means are direct or indirect, voluntary or involuntary, including, without limitation, the transfer of any ownership interest in any entity that owns (directly or indirectly) shares of Stock (and any reference in this Article XI to a Transfer of Stock shall include any Transfer of any interest in any such entity and references to the Persons to whom Stock is Transferred shall include Persons to whom any interest in any such entity shall have been Transferred); and

      (i) "Transferee" means any Person to whom Stock is Transferred.

    (2) Prohibited Transfers. From and after the effective time of the Merger, no Person shall Transfer any Stock to any other Person to the extent that such Transfer, if effected: (a) would cause the Transferee or any Person or Public Group to have a Prohibited Ownership Percentage; (b) would increase the Stock ownership percentage (determined in accordance with Section 382 of the Code and the Treasury Regulations thereunder) of any Transferee or any Person or Public Group having a Prohibited Ownership Percentage; or (c) would create, under Treasury Regulation Section 1.382-2T(j)(3)(i), a new "public group" as that term is used in Treasury Regulation Section 1.382-2T(f)(13); provided, however, that (x) part (c) of this subparagraph (A)(2) shall not prohibit any Transfer of Stock by (but not to) a Preexisting 5-Percent Shareholder if such Transfer is not prohibited by part (a) or (b) of this subparagraph (A)(2) and if such Stock was acquired by such Preexisting 5-Percent Shareholder in exchange for shares of stock of PS Group, Inc. that were owned by such Preexisting 5-Percent Shareholder on February 8, 1996,
  (y) part (c) of this subparagraph (A)(2) shall not prohibit any Transfer of Stock by (but not to) a Permitted Transferee if such Transfer is not prohibited by part (a) or (b) of this subparagraph (A)(2), and (z) nothing in this Article XI shall prohibit the Transfer of any interest in any Preexisting 5-Percent Shareholder.

    (3) Board of Directors Consent to Certain Transfers. The Board of Directors may permit any Transfer of Stock that would otherwise be prohibited pursuant to subparagraph (A)(2) of this Article XI if information relating to a specific proposed transaction is presented to the Board of Directors and the Board of Directors determines that, based on the facts in existence at the time of such determination, such transaction will not delay, prevent or otherwise jeopardize the corporation's full utilization of the Tax Benefits. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such a Transfer, including without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through such Transfer; provided, however, that any such restrictions shall be consented to by such Transferee and the certificates representing such Stock shall include an appropriate legend. Notwithstanding the foregoing, the Board of Directors shall consent to any proposed Transfer of Stock by (but not to) a Preexisting 5-Percent Shareholder that is otherwise prohibited by part (a) of subparagraph (A)(2) (but is not prohibited by part (b) of subparagraph
  (A)(2)) without the imposition of any conditions if the Board of Directors determines that (i) the Percentage Point Change In Ownership immediately following such Transfer of Stock would not exceed the Percentage Point Change In Ownership immediately prior to such Transfer, and (ii) the Stock to be Transferred was acquired by such Preexisting 5-Percent Shareholder in exchange for shares of stock of PS Group, Inc. that were owned by such Preexisting 5-Percent Shareholder on February 8, 1996; provided, however, such consent shall not constitute consent with respect to any subsequent Transfer or any Transfer of any other Stock. "Percentage Point Change in Ownership" shall mean, on any date, the aggregate of the increase (expressed in terms of percentage points) of the total amount of Stock owned by each of those "5-percent shareholders" of the corporation (within the meaning of Treasury Regulation Section 1.382-2T(g)(1)) whose percentage ownership of Stock has increased as of such date over the lowest percentage of Stock owned by each such 5-percent shareholder at any time during the three-year period preceding such date, such determination to be made in accordance with Treasury Regulation Section 1.382-2T(c) as if such date were a "testing date."

    (4) Waiver of Restrictions. Notwithstanding anything herein to the contrary, the Board of Directors may waive any of the restrictions contained in subparagraph (A)(2) of this Article XI in any instance in which the Board of Directors determines that a waiver would be in the best interests of the corporation, notwithstanding the effect of such waiver on the Tax Benefits.

  (B) PURPORTED TRANSFER IN VIOLATION OF TRANSFER RESTRICTION. Unless the approval or waiver of the Board of Directors is obtained as provided in subparagraphs (A)(3) or (A)(4) of this Article XI, any purported Transfer of Stock in excess of the shares that could be Transferred to the Transferee without restriction under subparagraph (A)(2) of this Article XI shall not be effective to Transfer record, legal, beneficial or any other ownership of such excess shares (the "Prohibited Shares") to the purported acquiror of any form of such ownership (the "Purported Acquiror"), who shall not be entitled to any rights as a stockholder of the corporation with respect to the Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto). Any purported record, beneficial, legal or other owner of Prohibited Shares shall be deemed to be a "Purported Acquiror" of such Prohibited Shares. If there is more than one Purported Acquiror with respect to certain Prohibited Shares (for example, if the Purported Acquiror of record ownership of such Prohibited Shares is not the Purported Acquiror of beneficial ownership of such Prohibited Shares), then references to "Purported Acquiror" shall include any or all of such Purported Acquirors, as appropriate. Subparagraphs (B)(1) and (B)(2) below shall apply only in the case of violations of the restrictions contained in parts (a) and (b) of subparagraph (A)(2) of this Article XI.

    (1) Transfer of Prohibited Shares and Prohibited Distributions to Agent. Upon demand by the corporation, the Purported Acquiror shall transfer or cause the transfer of any certificate or other evidence of purported ownership of the Prohibited Shares within the Purported Acquiror's possession or control, along with any dividends or other distributions paid by the corporation with respect to the Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distributions"), to an agent designated by the corporation (the "Agent"). The Agent shall sell in an arms-length transaction (through the New York Stock Exchange, if possible, but in any event consistent with applicable law) any Prohibited Shares transferred to the Agent by the Purported Acquiror. (The proceeds of such sale shall be referred to as "Sales Proceeds.") If the Purported Acquiror has sold the Prohibited Shares to an unrelated party in an arms-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares for the Agent, and in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds"), except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to subparagraph (B)(2) below if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported Transfer of the Prohibited Shares by the Purported Acquiror other than a transfer which (a) is described in the preceding sentences of this subparagraph (B)(1) and (b) does not itself violate the provisions of this Article XI shall not be effective to transfer any ownership of the Prohibited Shares.

    (2) Allocation of Sale Proceeds, Resale Proceeds and Prohibited Distributions. The Sale Proceeds or the Resale Proceeds, if applicable, shall be allocated to the Purported Acquiror up to the following amount:
  (a) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares, or (b) where the purported Transfer of the Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported Transfer, the fair market value of the Prohibited Shares at the time of such purported Transfer. Any Resale Proceeds or Sales Proceeds in excess of the Agent's expenses incurred in performing its duties hereunder and the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions (such excess amount and Prohibited Distributions are collectively the "Subject Amounts"), shall be paid over to an entity designated by the corporation that is described in Section 501(c)(3) of the Code. In no event shall any such Prohibited Shares or Subject Amounts inure to the benefit of the corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent in performing its duties hereunder.

    (3) Prompt Enforcement Against Purported Acquiror. Within thirty (30) business days of learning of the purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock which would cause a Person or Public Group to become a Prohibited Party (as hereinafter defined), the corporation through its Secretary shall demand that the Purported Acquiror or the Prohibited Party Group (as hereinafter defined) surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror or Prohibited Party Group within thirty (30) business days from the date of such demand, the corporation shall institute legal proceedings to compel such transfer; provided, however, that nothing in this subparagraph (B)(3) shall preclude the corporation in its discretion from immediately bringing legal proceedings without a prior demand, and provided further that failure of the corporation to act within the time periods set out in this subparagraph (B)(3) shall not constitute a waiver of any right of the corporation to compel any transfer required by, or take any action permitted by, this Article XI. Upon a determination by the Board of Directors that there has been or is threatened a purported Transfer of Prohibited Shares to a Purported Acquiror or a Transfer of Stock which would cause a Person or Public Group to become a Prohibited Party or any other violation of Section (A) of this Article XI, the Board of Directors may authorize such additional action as it deems advisable to give effect to the provisions of this Article XI, including, without limitation, refusing to give effect on the books of the corporation to any such purported Transfer or instituting proceedings to enjoin any such purported Transfer.

    (4) Other Remedies. In the event that the Board of Directors determines that a Person proposes to take any action in violation of subparagraph
  (A)(2) of this Article XI, or in the event that the Board of Directors determines after the fact that an action has been taken in violation of subparagraph (A)(2) of this Article XI, the Board of Directors, subject to subparagraph (B)(5) of this Article XI, may take such action as it deems advisable to prevent or to refuse to give effect to any purported Transfer or other action which would result, or has resulted, in such violation, including, but not limited to, refusing to give effect to such purported Transfer or other action on the books of the corporation or instituting proceedings to enjoin such purported Transfer or other action. If any Person shall knowingly violate, or knowingly cause any other Person under the control of such Person ("Controlled Person") to violate, subparagraph
  (A)(2) of this Article XI, then that Person and any Controlled Person shall be jointly and severally liable for, and shall pay to the corporation, such amount as will, after taking account of all taxes imposed with respect to the receipt or accrual of such amount and all costs incurred by the corporation as a result of such violation, put the corporation in the same financial position as it would have been in had such violation not occurred.

    (5) No Restriction on Settlement of Exchange Transactions. Nothing contained in this Article XI shall preclude the settlement of any transaction involving Stock entered into through the facilities of the New York Stock Exchange, the Pacific Stock Exchange or any other national securities exchange. The application of the provisions and remedies described in this Section (B) of this Article XI shall be deemed not to so preclude any such settlement.

    (6) Modification of Remedies For Certain Indirect Transfers. In the event of any Transfer of Stock which does not involve a transfer of "securities" of the corporation within the meaning of the Delaware General Corporation Law, as amended ("Securities"), but which would cause a Person or Public Group (the "Prohibited Party") to violate a restriction provided for in part (a) or (b) of subparagraph (A)(2) of this Article XI, the application of subparagraphs (B)(1) and (B)(2) shall be modified as described in this subparagraph (B)(6). In such case, the Prohibited Party and/or any Person or Public Group whose ownership of the corporation's Securities is attributed to the Prohibited Party pursuant to Section 382 of the Code and the Treasury Regulations thereunder (collectively, the "Prohibited Party Group") shall not be required to dispose of any interest which is not a Security, but shall be deemed to have disposed of, and shall be required to dispose of, sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired by members of the Prohibited Party Group), to cause the Prohibited Party, following such disposition, not to be in violation of part (a) or (b) of subparagraph (A)(2) of this
  Article XI. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities which are deemed to be disposed of shall be considered Prohibited Shares and shall be disposed of through the Agent as provided in subparagraphs (B)(1) and (B)(2) of this Article XI, except that the maximum aggregate amount payable to the Prohibited Party Group in connection with such sale shall be the fair market value of the Prohibited Shares at the time of the Prohibited Transfer.

  (C) OBLIGATION TO PROVIDE INFORMATION. The corporation may require as a condition to the registration of the Transfer of any Stock that the proposed Transferee furnish to the corporation all information reasonably requested by the corporation with respect to all the direct or indirect beneficial or legal ownership of Stock or Options to acquire Stock by the proposed Transferee and by Persons controlling, or controlled by or under common control with the proposed Transferee.

  (D) LEGENDS. All certificates issued by the corporation evidencing ownership of shares of Stock of this corporation that are subject to the restrictions on Transfer contained in this Article XI shall bear a conspicuous legend referencing the restrictions set forth in this Article XI.

  (E) FURTHER ACTIONS. Subject to subparagraph (B)(5) of this Article XI, nothing contained in this Article XI shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the corporation in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law (including applicable regulations) making one or more of the following actions necessary or desirable or in the event that the Board of Directors believes one or more of such actions is in the best interest of the corporation, the Board of Directors may (1) accelerate or, subject to
                                                         ------------
paragraph (H) of this Article XI, extend the Expiration Date, (2) modify the
- ---------------------------------
definitions of any terms set forth in this Article XI or (3) conform any provisions of Section (A) of this Article XI to the extent necessary to make such provisions consistent with the Code and Treasury Regulations following any changes therein; provided that the Board of Directors shall determine in writing that such acceleration, extension, change or modification is reasonably necessary or desirable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, as the case may be, which determination may be based upon an opinion of legal counsel to the corporation and which determination shall be filed with the Secretary of the corporation and mailed by the Secretary to the stockholders of this corporation within ten (10) days after the date of any such determination. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind By-laws, regulations and procedures of the corporation not inconsistent with the express provisions of this Article XI for purposes of determining whether any acquisition of Stock would jeopardize the corporation's ability to preserve and use the Tax Benefits, and for the orderly application, administration and implementation of the provisions of this Article XI. Such procedures and regulations shall be kept on file with the Secretary of the corporation and with its transfer agent and shall be made available for inspection by the public and, upon request, shall be mailed to any holder of Stock. The Board of Directors of the corporation shall have the exclusive power and authority to administer this Article XI and to exercise all rights and powers specifically granted to the Board of Directors or the corporation, or as may be necessary or advisable in the administration of this
Article XI, including without limitation, the right and power to (1) interpret the provisions of this Article XI, and (2) make all calculations and determinations deemed necessary or advisable for the administration of this
Article XI. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the corporation, the Agent, and all other parties; provided, however, the Board of Directors may delegate all or any portion of its duties and powers under this Article XI to a committee of the Board of Directors as it deems necessary or advisable.

  (F) BENEFITS OF THIS ARTICLE XI. Nothing in this Article XI shall be construed to give to any Person other than the corporation or the Agent any legal or equitable right, remedy or claim under this Article XI. This Article XI shall be for the sole and exclusive benefit of the corporation and the Agent.

  (G) SEVERABILITY. If any provision of this Article XI or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article XI.

  (H) AUTOMATIC EXPIRATION UNLESS STOCKHOLDER APPROVAL OBTAINED.
  --------------------------------------------------------------
Notwithstanding anything to the contrary in this Article XI, and subject to
- ---------------------------------------------------------------------------
the power of the Board of Directors to accelerate the Expiration Date pursuant
- ------------------------------------------------------------------------------
to paragraph (E) of this Article XI, the Expiration Date shall occur
- --------------------------------------------------------------------
immediately following the conclusion of the corporation's annual meeting of
- ---------------------------------------------------------------------------
stockholders for the year 2000, unless the stockholders, by the affirmative
- ---------------------------------------------------------------------------
vote of the holders of not less than 50% of the outstanding shares of Common
- ----------------------------------------------------------------------------
Stock of the corporation entitled to vote at such annual meeting, pass a
- ------------------------------------------------------------------------
resolution extending the Expiration Date, in which case the Expiration Date
- ---------------------------------------------------------------------------
shall be extended as required by the terms of such resolution.
- --------------------------------------------------------------

                                    ANNEX B
                                    -------

             FORM OF HOLDINGS STOCK CERTIFICATE LEGEND, AS AMENDED*


- ----------
* An amendment to add language is indicated by an underscore of the added words. An amendment to delete language is indicated by a strike-through of the deleted words.

NOTE TO EDGAR VERSION: Deleted language is indicated by brackets, not strike-
                       throughs.

     RESTRICTIONS ON TRANSFER OF STOCK AND REQUIREMENTS TO TRANSFER STOCK

  Article XI of the certificate of incorporation of the Corporation ("Article XI") restricts the direct or indirect sale, transfer, disposition, purchase or acquisition ("Transfer") of shares of stock of the Corporation ("Stock"), and requires the transfer of Stock, under certain circumstances.

  In general, Article XI prohibits any Transfer of Stock on or prior to
[[     , 2001]] the conclusion of the corporation's annual meeting of
                -----------------------------------------------------
stockholders for 2000, unless such date is extended by the vote of the
- ----------------------------------------------------------------------
stockholders at such meeting (or such earlier [or later] date as may be
- ----------------------------
determined by the board of directors of the Corporation (the "Board of Directors")) without prior approval of the Board of Directors by or to any holder (a) who beneficially owns directly or through attribution 5% or more of the Stock (as determined under section 382 of the Internal Revenue Code of 1986 and the applicable Treasury Regulations thereunder, as amended from time to time (collectively, "Section 382") with certain modifications, or (b) who, upon such Transfer of Stock, would beneficially own directly or through attribution 5% or more of the Stock (as determined under Section 382, with certain modifications).

  If any person or entity attempts to Transfer Stock in violation of Article XI, such purported Transfer shall be null and void and the purported acquiror shall have no rights with respect thereto. Among other things, Article XI permits the Corporation to require the sale of any Stock Transferred in violation of Article XI, and the purported acquiror shall not be entitled to receive any proceeds of such sale in excess of the amount paid by such purported acquiror for such Stock, minus certain expenses and shall be required to return any dividends or distributions on such Stock. In addition, certain holders of Stock will be required to transfer Stock as a result of certain transfers of interests in entities that own Stock and the proceeds of such sale to be received by the holder shall be limited to the fair market value of such Stock at the time of the transfer of such interests.

  Under Article XI, the Corporation may require as a condition to the registration of the Transfer of any Stock that the proposed transferee furnish to the Corporation information regarding the ownership of Stock by the proposed transferee as well as the ownership of Stock by any persons or entities controlling, controlled by or under common control with such proposed transferee.

  Under certain circumstances, Article XI authorizes the Board of Directors to extend or accelerate the expiration date of the Article XI transfer restrictions and to modify certain provisions of Article XI.

  The foregoing is a summary description only of certain of the provisions of
Article XI, to which reference is made for a complete description of the restrictions on the transfer of Stock and the provisions requiring the transfer of Stock and the consequences of the violation thereof. The Corporation will furnish a copy of Article XI to the holder of record of this certificate without charge upon written request to the Corporation at its principal place of business. By acceptance of this certificate, the holder hereof and any beneficial owner of the shares represented hereby shall be bound in all respects by such Article XI, as modified from time to time by the Board of Directors.

                                    ANNEX C
                                    -------

                             FORM OF PRESS RELEASE


[LOGO OF PS GROUP INC.]

FOR IMMEDIATE RELEASE

                     PS GROUP AND JOSEPH S. PIRINEA SIGN AGREEMENT TERMINATING PROXY CONTEST

                               ----------------

                     PIRINEA WILL BE APPOINTED TO NEW PS GROUP BOARD SEAT AND NEW STRATEGIC PLANNING COMMITTEE TO EXPLORE ALTERNATIVES FOR ENHANCING STOCKHOLDER VALUE FOLLOWING THE 1996 ANNUAL MEETING

                               ----------------

                     IF PROPOSED HOLDING COMPANY REORGANIZATION IS IMPLEMENTED, SHARE TRANSFER RESTRICTIONS WILL EXPIRE AFTER FOUR YEARS UNLESS EXTENDED BY STOCKHOLDER VOTE. PIRINEA WILL VOTE IN FAVOR OF PROPOSED REORGANIZATION

  SAN DIEGO, CA -- May 20, 1996. PS Group, Inc. (NYSE Symbol:PSG) announced today that it has entered into an agreement with Joseph S. Pirinea which resolves a proxy contest relating to PS Group's Annual Meeting of Stockholders to be held on May 28, 1996.

  Charles E. Rickershauser, Jr., PS Group's Chairman and Chief Executive Officer, stated:

  "Our Board is pleased that it has resolved its differences with Mr. Pirinea. We will now be able to give our undivided attention to the ongoing task of enhancing stockholder value. We look forward to Mr. Pirinea's constructive contributions to this task as a member of our Board.

  The Board remains convinced that a vital step in that process is the completion of the reorganization. We urge all stockholders, whatever their views on any other issues, to act in their own economic self-interest by voting for the reorganization."

  Mr. Pirinea had previously been nominated for election to the Board in opposition to the two current directors who are standing for re-election for terms expiring in 1999. He had also indicated his intention to vote against the Company's proposed holding company reorganization and had submitted a stockholder proposal calling for the stockholders to recommend retention of an investment banker to evaluate certain possible courses of action. Under the agreement, Mr. Pirinea has withdrawn his nomination and his stockholder proposal, and he will support the proposed reorganization.

  At the organizational meeting of the PS Group Board to be held immediately following the conclusion of the 1996 Annual Meeting, Mr. Pirinea will be appointed to a newly-created vacancy on the Board, with a term expiring in 1997. If the proposed holding company reorganization is consummated, he will be appointed for a corresponding term to the board of PS Group Holdings.

  In addition, Mr. Pirinea will be appointed to a Strategic Planning Committee of the Board of PS Group, or, if the reorganization is consummated, the new holding company called PS Group Holdings. The charter of this Committee will be to explore alternatives for enhancing stockholder value, including alternatives that would enable the Company to make prudent distributions to its stockholders in the future. The Committee will continue to work with the specialized investment banking firm that has been assisting PS Group in evaluating the feasibility of a sale involving some or all of its aircraft. In addition, the Committee will seriously consider whether its work in evaluating all of the Company's businesses would be enhanced by retaining additional investment banking assistance. The Committee will be required to make periodic reports to the Board of Directors and submit any recommendations for the Board's review and appropriate action.

  Under the Agreement, immediately following the consummation of the reorganization, the certificate of incorporation of PS Group Holdings will be amended in two respects. First, the requirement for a vote of two-thirds of the outstanding shares to amend or repeal the transfer restrictions on the PS Group Holdings shares will be removed so that, under Delaware law, holders of a majority of the outstanding shares will have the power to adopt such an amendment or repeal. Second, the restrictions will lapse as to future transfers (if not earlier terminated by the Board because, among other reasons, they no longer necessary to preserve the Company's tax benefit) at the annual meeting held in the year 2000 (rather than after 15 years) unless, at that meeting, the stockholders vote to continue the restrictions by a vote of a majority of the outstanding shares.

  The full text of the Agreement will be contained in a Current Report on Form 8-K to be filed by PS Group with the SEC shortly. Additional information about the Agreement will be disseminated to stockholders within the next few days.

                                    #  #  #

                                   CONTACT:

      LAWRENCE A. GUSKE                               DANIEL H. BURCH
      PS GROUP, INC.                                  MACKENZIE PARTNERS, INC.
      (619) 642-2982                                  (212 ) 929-5748

                                    ANNEX D
                                    -------

                          TEXT OF FORM 8-K TO BE FILED

ITEM 5.  OTHER EVENTS

  The Company and its subsidiary, PS Group Holdings, Inc., have entered into an Agreement Regarding 1996 Annual Meeting dated as of May 19, 1996 with Joseph S. Pirinea (the "Meeting Agreement"), pursuant to which (among other things)
Mr. Pirinea is to be appointed to a newly-created vacancy on the Company's Board of Directors at the Board's organizational meeting to be held immediately following the conclusion of the 1996 Annual Meeting of Stockholders, he will serve on a new Strategic Planning Committee of the Board, and he is withdrawing his previous nomination and his stockholder proposal. The full text of the Meeting Agreement is set forth as Exhibit 99.1 and is incorporated by reference. A copy of the press release announcing the execution of the Meeting Agreement is incorporated by reference from Annex C of Exhibit 99.1.


                                      D-1